EXHIBIT 99.1

Western Refining
Giant Industries, Inc.

For Immediate Release

     WESTERN REFINING TO ACQUIRE GIANT INDUSTRIES CREATING THE FOURTH
         LARGEST PUBLICLY-TRADED INDEPENDENT REFINER AND MARKETER
                          IN THE UNITED STATES

  Transaction Adds Scale, Diversifies Western's Business Mix and Increases Western's Crude Oil Throughput Capacity by 84% to Approximately 216,000
                             Barrels Per Day


   Expected by Western to be Immediately Accretive to Western's Cash Flow
                         and Earnings Per Share

EL PASO, Texas and SCOTTSDALE, Arizona - August 28, 2006 - Western Refining, Inc. (NYSE:WNR) and Giant Industries, Inc. (NYSE:GI) today announced that the Boards of Directors of both companies have unanimously approved a definitive merger agreement under which Western will acquire all of the outstanding shares of Giant for $83.00 per share in cash. The transaction is valued at approximately $1.5 billion, including approximately $275 million of Giant's outstanding debt.

After completing the transaction, Western will be the fourth largest publicly-traded independent refiner and marketer in the United States with a total crude oil throughput capacity of approximately 216,000 barrels per day (bpd). In addition to Western's 117,000 bpd refinery in El Paso, Texas, Western will gain an East Coast presence with a 62,000 bpd refinery in Yorktown, Virginia and will gain two refineries in the Four Corners region of Northern New Mexico with a current combined capacity of 37,000 bpd. Western's primary operating areas will encompass the Mid-Atlantic region, far West Texas, Phoenix and Tucson, Arizona, Northern Mexico, Albuquerque, New Mexico and the Four Corners region of Utah, Colorado, Arizona and New Mexico. In addition to the four refineries, Western's asset portfolio will include refined products terminals in Flagstaff, Arizona and Albuquerque, as well as asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso. Western's asset base will also include 159 retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of approximately 100 crude oil and finished product truck transports, and two wholesale petroleum products distributors - Phoenix Fuel Co., Inc. in Arizona and Dial Oil Co. in New Mexico.

"This transaction is a win for our shareholders, employees, customers and the communities we serve," said Western's President and Chief Executive Officer, Paul Foster. "With Giant, we will significantly increase our refining capacity in fast growing, high demand areas and gain an immediate footprint in new, complementary businesses. With this enhanced growth platform and Western's continued financial strength, we will be better able to capitalize on the strong fundamentals in our industry and drive shareholder value.

"We look forward to Giant's employees joining the Western team following closing. I'm confident that the substantial employee talent and operating expertise from both companies will enable us to achieve significant growth from our asset portfolio and realize the substantial upside potential we see with this combination. As we move forward and grow together, we intend to maintain our record of safety and environmental stewardship that has made us an industry leader," continued Mr. Foster.

Fred Holliger, Giant's Chairman and Chief Executive Officer, said, "The transaction provides Giant shareholders with a meaningful return on their investment and recognizes the value of our strategy and assets for our shareholders. The transaction also offers our employees the opportunity to be part of a larger organization with greater economies of scale and resources needed for sustained success in our industry. Western is a company that we know well, and we believe that our employees will benefit from the cultural fit. I thank each of our employees for their many contributions that have helped build Giant and achieve the successes that enabled our shareholders to realize the significant value this transaction will deliver. Giant's Board of Directors has unanimously approved the transaction and will recommend that shareholders vote in favor of it. We are committed to completing the transaction as expeditiously as possible and to ensuring a seamless transition."

Benefits of the Transaction to Western

- Enhanced Refining Platform in Key Growth Areas: By expanding its refining operations from one to four facilities, Western will significantly diversify its operations in fast growing, high demand areas.

   In addition, Western will double its lower-cost sour and heavy crude processing capacity from approximately 12% currently to almost 25%; Western's sour and heavy crude processing capacity will reach 46% following the completion of its previously announced expansion program at its El Paso facility. The Yorktown, Virginia refinery also has the flexibility to incorporate future growth initiatives given its ability to process cost-advantaged feedstocks.

- Immediate Footprint in Complementary Businesses: Currently Western generates most of its revenues from its refining operations in El Paso. Following the close of the transaction, Western will generate revenue from four different refineries as well as a diverse mix of complementary retail and wholesale businesses.

- Operational Efficiencies and Cost Savings: The transaction is expected by Western to generate refinery efficiencies and cost savings of approximately $20 million annually in 2008. Western expects to derive approximately half of these synergies from improved efficiencies at its refineries and the remainder from savings achieved through the consolidation of overlapping functions. Significant workforce reductions are not expected.

- Accelerated Cash Flow and Earnings Growth: Western expects the transaction to be immediately and significantly accretive to its cash flow and earnings per share, excluding one-time transaction costs.

- Financial Strength and Flexibility: The transaction will be funded through a combination of approximately $250 million in cash on hand and a $2.0 billion commitment from Bank of America, consisting of up to a $1.5 billion senior secured term loan and a $500 million senior secured revolving credit facility. Based on June 30, 2006 figures, initial pro forma debt to trailing twelve months adjusted EBITDA will be 2.4x with an adjusted EBITDA to interest expense of 5.2x. Following the transaction, Western believes its strong cash flow from operations will allow it to reduce its net debt and fully fund its capital program. The limited amortization payments and prepayable nature of the term loan provide Western significant financial flexibility.

Western Dividend Policy

It is currently anticipated that Western's Board of Directors will continue its regular quarterly cash dividend of $0.04 per share on Western's common stock. However, declarations of dividends are determined by the Board of Directors each quarter after its review of Western's financial performance.

Western Management and Headquarters

Following the close of the transaction, Paul Foster will remain President and Chief Executive Officer of Western, and Fred Holliger will serve as a special advisor to Western's Board of Directors. The combined company will be headquartered in El Paso and will maintain offices in Scottsdale.

Path to Closing

The transaction is subject to approval by Giant shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in the fourth quarter of 2006 and is not subject to any financing conditions.

Western has a track record of successfully executing on strategic transactions. Given the complementary nature of Western and Giant's businesses, Western expects to realize the benefits of this transaction quickly and efficiently.

In connection with the transaction, Giant anticipates that it will commence a tender offer and consent solicitation relating to Giant's 8% Senior Subordinated Notes due 2014 and 11% Senior Subordinated Notes due 2012. Details with respect to this tender offer and consent solicitation will be set forth in tender offer documents, which will be furnished to the holders of the notes at the appropriate time.

Advisors

In connection with the transaction, Banc of America Securities LLC is acting as sole financial advisor to Western, and Andrews Kurth LLP and Robins, Kaplan, Miller & Ciresi, LLP are legal counsel. Deutsche Bank provided a fairness opinion to Giant and is acting as sole financial advisor, and Ballard Spahr Andrews & Ingersoll, LLP is legal counsel.

Analyst/Investor Conference Call and Webcast

Western will hold a conference call and webcast today at 10 a.m. Eastern Time / 8 a.m. Mountain Time to discuss this morning's announcement. Presentation materials can be accessed through Western's website at http://www.westernrefining.com. To participate in the call, dial 888-603-6873, conference code 7784400. International callers should dial 973-582-2706. The call will also be simultaneously webcast on Western's website at http://www.westernrefining.com.

A replay of the conference call will be available through September 28, 2006 and can be accessed by dialing 877-519-4471, conference code 7784400. International callers can access the replay by dialing 973-341-3080. The replay will also be available at Western's website, http://www.westernrefining.com.

About Western Refining

Western Refining, Inc., headquartered in El Paso, Texas, is an independent crude oil refiner and marketer of refined products, operating primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas.

About Giant Industries

Giant Industries Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico, and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado and Arizona. Giant is also the parent company of Phoenix Fuel Co. Inc. and Dial Oil Co., both of which are wholesale petroleum products distributors. For more information, please visit Giant's website at www.giant.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the consummation of the proposed merger and the benefits of the proposed merger. These statements are subject to inherent risks regarding the satisfaction of the conditions to the closing of the merger and the timing of the closing if it occurs. Forward looking statements also include those by Western regarding growth in areas it does business, growth of its asset portfolio, upside potential of the merger, future amounts of sour and heavy crude processing, future cost of feedstocks, future operational efficiencies and cost savings, future cash flow and earnings growth, financial EBITDA ratios, future dividend policies, the expected closing date of the merger, the timing of realizing the benefits of the merger, accretion, future throughput capacity, projections of financial strength and flexibility and future refinery utilization rates. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's and Giant's business and operations involve numerous risks and uncertainties, many of which are beyond
Western's or Giant's control, which could result in Western's or Giant's expectations not being realized or otherwise materially affect Western's or Giant's financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western's and Giant's businesses is contained in their respective filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and Western and Giant do not undertake any obligation to (and expressly disclaim any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Additional Information About This Transaction

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Western and Giant. In connection with the proposed merger, Giant plans to file a proxy statement with the SEC. Investors and security holders of Giant are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed merger. The final proxy statement will be mailed to stockholders of Giant. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Giant with the SEC, at the SEC's website at http://www.sec.gov. Copies of the proxy statement, when it becomes available, and Giant's other filings with the SEC may also be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255,
Attention: Investor Relations.

Participants in the Solicitation

Western, Giant and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Giant's stockholders in favor of the proposed merger. Information regarding Western's directors and executive officers is available in Western's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 25, 2006. Information regarding Giant's directors and executive officers is available in Giant's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 1, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Contacts:

Western Refining                Giant Industries
Scott Weaver                    Mark B. Cox
915-775-3300                    480-585-8888

OR

Barrett Golden / Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Adjusted EBITDA Reconciliation

Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation, amortization and maintenance turnaround expense. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

- Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;
- Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
- Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and
- our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table reconciles net income to Adjusted EBITDA for the periods presented (in thousands) for Giant Industries, Inc.:

                                                               6 Months Ending     12 Months
                                                             --------------------    Ending
                                                    2005     6/30/2006  6/30/2005  6/30/2006
--------------------------------------------------------------------------------------------
Net income                                        $103,878    $36,889    $30,611    $110,156
Effect of change in accounting principle, net           68          0          0          68
(Net income) loss from discontinued operations         (15)         0        (15)          0
Income taxes                                        69,146     21,967     21,644      69,469
Amortization/write-off of financing costs            2,797        798      2,000       1,595
Costs associated with early debt extinguishment      2,082          0      2,099         (17)
Interest expense                                    24,485      8,860     13,376      19,969
Depreciation and amortization                       40,280     20,536     20,463      40,353
--------------------------------------------------------------------------------------------
Adjusted EBITDA                                   $242,721    $89,050    $90,178    $241,593


The following table reconciles net income to Adjusted EBITDA for the periods presented (in thousands) for Western Refining, Inc. and for the two companies on a pro forma combined basis:

                                                               6 Months Ending     12 Months
                                                             --------------------    Ending
                                                    2005     6/30/2006  6/30/2005  6/30/2006
--------------------------------------------------------------------------------------------
Net income                                        $201,100    $ 66,759   $ 64,238   $203,621
Income taxes                                             0      62,281          0     62,281
Amortization/write-off of financing costs            2,113         250      1,517        846
Costs associated with early debt extinguishment      3,287       1,961          0      5,248
Interest expense                                     6,578       1,450      2,541      5,487
Depreciation and amortization                        6,272       5,453      2,852      8,873
Maintenance turnaround expense                       6,999      22,196      5,884     23,311
--------------------------------------------------------------------------------------------
Adjusted EBITDA                                   $226,349    $160,350    $77,032   $309,667

Pro Forma Combined                                                                  $551,260